UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 14, 2012

Commission file number:  333-172207

CPM Holdings, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	06-1612494
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2975 Airline Circle, Waterloo, Iowa	50703
(Address of principal executive offices)	(Zip Code)

(319) 464-8275
(Registrant's telephone number, including area code)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of 5:00 p.m., New York City time, on August 13, which was the Consent Expiration Time, as well as the Withdrawal Deadline, of the CPM Holdings, Inc.'s (the “Company”) previously announced Tender Offer and Consent Solicitation, an aggregate principal amount of $102,725,000 (or 63.6%) of the Company's outstanding 10 5/8% Senior Secured Notes due 2014 (the “Notes”) had been tendered in the Tender Offer along with the related consent to the proposed amendments to the Indenture governing the Notes (the “Proposed Amendments”).
Since the Company received the consent to the Proposed Amendments from holders representing a majority of the outstanding Notes, the Company and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee, entered into the First Supplemental Indenture, dated as of August 14, 2012 (the “Supplemental Indenture”). The Supplemental Indenture, which contains the Proposed Amendments, removes substantially all of the restrictive covenants contained in the Indenture, eliminates certain events of default contained therein and modifies certain other provisions of the Indenture.
While the Supplemental Indenture became effective upon signing, in accordance with its terms, its provisions (including the Proposed Amendments) will not become operative until the Company purchases at least a majority of the outstanding Notes in the Tender Offer. The Company's obligation to accept and purchase any Notes tendered in the Tender Offer is subject to, among other things, the Financing Condition (as more fully described in the Offer to Purchase and Consent Solicitation Statement, dated July 31, 2012 (the “Statement”)), which as of the date of this Current Report has not been satisfied. Assuming all of the conditions to the Tender Offer have been satisfied, including the Financing Condition, the Company expects to accept and purchase any Notes that have been validly tendered and not withdrawn in the Tender Offer promptly following the expiration of the Tender Offer which, unless extended by the Company, is scheduled to occur at 12:01 am, New York City time, on August 28, 2012; however, if the conditions to the Tender Offer, including the Financing Condition, are satisfied earlier, the Company may opt to settle the Tender Offer on an earlier date as to all Notes that have been validly tendered and not withdrawn as of such date, subject to the terms and conditions of the Tender Offer and Consent Solicitation set forth in the Statement.
The descriptions and provisions of the Supplemental Indenture set forth above are summaries only, are not necessarily complete and are qualified in their entirety by reference to the full and complete terms contained in the Supplemental Indenture, copies of which are attached as Exhibits 4.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
4.7	First Supplemental Indenture, dated as of August 14, 2012, between the Company and Wilmington Trust, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPM HOLDINGS, INC.
Date: August 14, 2012	By:	/s/ Ted Waitman
Ted Waitman
Chief Executive Officer

Date: August 14, 2012	By:	/s/ Douglas Ostrich
Douglas Ostrich
Chief Financial Officer